Exhibit 10.4.1

EXECUTION

AMENDMENT

This Amendment is an amendment to the Administration and Accounting Services Agreement between Firsthand Technology Value Fund, Inc. (the “Fund”) and The Bank of New York Mellon (“BNY Mellon”) dated September 17, 2010 (the “Agreement”).

The effective date of this Amendment is January 16, 2019.

WHEREAS, this Fund and BNY Mellon wish to amend the Agreement as set forth below.

NOW, THEREFORE, intending to be legally bound, and each acknowledging receipt of sufficient consideration with respect to the terms of this Amendment, the Fund and BNY Mellon hereby agree as follows:

1.                                  A new Section 12(xv) is added to Section 12 of the Agreement as follows and existing Sections 12(xv) and (xvi) are renumbered accordingly:

“Calculate an estimate of the changes in the Fund’s Federal and state tax accruals from the prior calculation of the Fund’s net asset value and provide such estimate to the Adviser, the Adviser will either confirm that estimate to the Administrator and the Administrator will then use such amounts in the calculation of the Fund’s net asset value or the Adviser will provide different Federal and/or state tax accruals to the Administrator which the Administrator will then use in the calculation of the Fund’s net asset value.”

2.                                  Section 13(iv) of the Agreement is deleted and replaced with the following:

“Prepare me Fund’s Schedule of Investments and the Fund’s financial statements using the data contained in the accounting platform, which the Fund will then use in connection with the Fund’s preparation of its annual and semi-annual shareholder reports;”

3.                                  Section 13(v) of the Agreement is deleted and replaced with the following:

“Provide normal and customary quantitative information contained in the accounting platform, which the Fund will then use in connection with the Fund’s preparation of its Notes to Financial Statements;”

4.                                  Section 13(vi) of the Agreement is deleted and replaced with the following:

“Provide normal and customary quantitative information contained in the accounting platform, which the Fund will then use in connection with the Fund’s preparation of its 10K and 10Q;”

5.                                  Sections 13 (vii), (ix) and (x) of the Agreement are deleted and the remaining sub-sections are renumbered accordingly.

Agreed:

Firsthand Technology		The Bank of New York
Value Fund, Inc.		York Mellon

By:	/s/ Kevin Landis	By:	/s/ Dorothy R Mckown
Name:	Kevin Landis	Name:	Dorothy R Mckown
Title:	President	Title:	Director